Exhibit 99.1

Turtle Beach Corporation Announces Private Subordinated Note Offering to its Controlling Shareholder

San Diego, CA – April 24, 2015 – Turtle Beach Corporation (NASDAQ: HEAR), the leading-edge audio technology company today announced it has issued a $5.0 million subordinated note to SG VTB Holdings, LLC (“SG VTB”). The subordinated note bears interest at a rate of 10% per annum until April 20, 2016 (the maturity date of the subordinated note) and 20% per annum for all periods thereafter.

SG VTB is an affiliate of Stripes Group LLC (“Stripes”), a private equity firm focused on internet, software, healthcare IT and branded consumer products businesses. Kenneth A. Fox, a director of Turtle Beach, is the managing general partner of Stripes and the sole manager of SG VTB and Ronald Doornink, Chairman of the Board of Turtle Beach, is an operating partner of Stripes.

Juergen Stark, Chief Executive Officer, Turtle Beach Corporation, commented “This sub-debt is part of the Company’s broader effort to improve our capital structure which began a year ago and that we recently discussed during our fourth quarter earnings call in March. The subordinated debt temporarily strengthens our balance sheet without excessive shareholder dilution and underscores our largest shareholder’s confidence in the Company’s future growth prospects.”

The subordinated debt is subordinated to all senior debt of the Company, including the Company’s obligations under its asset-based revolving credit facility with Bank of America.

About Turtle Beach Corporation

Turtle Beach Corporation (www.turtlebeachcorp.com) designs leading-edge audio products for the consumer, commercial and healthcare markets. Under the Turtle Beach brand (www.turtlebeach.com), the Company markets a wide selection of quality gaming headsets catering to a variety of gamers’ needs and budgets, for use with video game consoles, including officially-licensed headsets for the Xbox One and PlayStation®4, as well as for personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company markets pioneering directed audio solutions that have applications in digital signage and kiosks, consumer electronics and healthcare. The Company’s shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management’s statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company any is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

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For Investor Information, Contact:

Joshua Weisbord

Sr. Director, Investor Relations

Turtle Beach Corp.

908.768.4928

joshua.weisbord@turtlebeach.com